Comparison of change in value of $10,000 investment in Dreyfus Variable Investment Fund,
        Growth and Income Portfolio and  the
        Standard & Poor's 500 Composite Stock Price Index


        EXHIBIT A:


                    Dreyfus Variable Investment Fund   Standard & Poor's 500
                   Growth and Income Portfolio         Composite Stock
                                                       Price Index*
   PERIOD

   5/2/94                   10,000                     10,000
  12/31/94                  9,878                      10,397
  12/31/95                  15,992                     14,299
  12/31/96                  19,311                     17,581
  12/31/97                  22,442                     23,444
  12/31/98                  25,093                     30,149
  12/31/99                  29,329                     36,489
  12/31/00                  28,220                     33,168

        *Source: Lipper Inc.




        Comparison of change in value of $10,000 investment in Dreyfus Variable Investment Fund,
        International Equity Portfolio and the
        Morgan Stanley
        Capital International Europe, Australasia, Far East (EAFE(R)) Index

        EXHIBIT A:


                    Dreyfus Variable Investment       Morgan Stanley
     PERIOD         International Equity Portfolio    Capital International
                    Europe, Australasia, Far East     (EAFE(R)) Index*

     5/2/94              10,000                         10,000
    12/31/94              9,800                          9,990
    12/31/95             10,524                         11,110
    12/31/96             11,746                         11,782
    12/31/97             12,875                         11,992
    12/31/98             13,452                         14,390
    12/31/99             21,492                         18,270
    12/31/00             17,967                         15,681

        *Source: Lipper Inc.


        Comparison of change in value of $10,000 investment in Dreyfus Variable Investment Fund,
        Appreciation Portfolio
        and the Standard & Poor's 500 Composite Stock Price Index

        EXHIBIT A:

                          Dreyfus Variable        Standard & Poor's 500
         PERIOD          Investment Fund,         Composite Stock
                         Appreciation Portfolio   Price Index*

         4/5/93          10,000                   10,000
        12/31/93         10,674                   10,545
        12/31/94         10,998                   10,683
        12/31/95         14,685                   14,693
        12/31/96         18,438                   18,064
        12/31/97         23,609                   24,089
        12/31/98         30,743                   30,978
        12/31/99         34,265                   37,493
        12/31/00         34,042                   34,081

        *Source: Lipper Inc.


        Comparison of change in value of $10,000 investment in Dreyfus Variable Investment Fund,
        Quality Bond Portfolio
        with the Lehman Brothers Aggregate Bond Index

        EXHIBIT A:

                         Dreyfus Variable Investment Fund  Lehman Brothers
         PERIOD            Quality Bond Portfolio          Aggregate Bond Index*


        12/31/90                   10,000                       10,000
        12/31/91                   11,412                       11,600
        12/31/92                   12,791                       12,458
        12/31/93                   14,752                       13,673
        12/31/94                   14,076                       13,274
        12/31/95                   16,950                       15,726
        12/31/96                   17,480                       16,296
        12/31/97                   19,125                       17,869
        12/31/98                   20,176                       19,422
        12/31/99                   20,211                       19,263
        12/31/00                   22,475                       21,503


        *Source: Lipper Inc.




        Comparison of change in value of $10,000 investment in Dreyfus Variable Investment Fund,
        Small Cap Portfolio
        and the Russell 2000 Index

        EXHIBIT A:

                        Dreyfus Variable
                        Investment Fund,
         PERIOD         Small Cap Portfolo Russell 2000 Index*



        12/31/90             10,000           10,000
        12/31/91             25,973           14,604
        12/31/92             44,487           17,293
        12/31/93             74,878           20,557
        12/31/94             80,682           20,183
        12/31/95            104,387           25,925
        12/31/96            121,707           30,203
        12/31/97            142,090           36,957
        12/31/98            137,200           36,014
        12/31/99            168,961           43,671
        12/31/00            191,445           42,352

        *Source: Lipper Inc.



        Comparison of change in value of $10,000 investment in Dreyfus Variable Investment Fund,
        Disciplined Stock Portfolio
        and the Standard & Poor's 500 Composite Stock Price Index

        EXHIBIT A:


                Dreyfus Variable Investment Fund, Standard & Poor's 500
         PERIOD Disciplined Stock Portfolio       Composite Stock
                                                  Price Index*

         5/1/96          10,000                   10,000
        12/31/96         11,886                   11,499
        12/31/97         15,632                   15,334
        12/31/98         19,809                   19,719
        12/31/99         23,463                   23,866
        12/31/00         21,318                   21,695

        *Source: Lipper Inc.



        Comparison of change in value of $10,000 investment in Dreyfus Variable Investment Fund,
        Small Company Stock Portfolio
        and the Russell 2500 Index

        EXHIBIT A:


                       Dreyfus Variable Investment Fund,
         PERIOD       Small Company Stock Portfolio          Russell 2500 Index*


         5/1/96              10,000                          10,000
        12/31/96             10,873                          10,748
        12/31/97             13,240                          13,365
        12/31/98             12,449                          13,417
        12/31/99             13,769                          16,656
        12/31/00             14,943                          17,367



        *Source: FactSet Research Systems, Inc.



            Comparison of change in value of $10,000 investment in Dreyfus Variable Investment Fund,
            International Value Portfolio
            and the Morgan Stanley
            Capital International Europe, Australasia, Far East (EAFE(R)) Index


         EXHIBIT A:                                   Morgan Stanley
                           Dreyfus Variable           Capital International
                            Investment Fund,          Europe, Australasia,
                        International Value Portfolio Far East (EAFE(R)) Index*
          PERIOD


          5/1/96                10,000                10,000
         12/31/96               10,341                10,016
         12/31/97               11,241                10,194
         12/31/98               12,224                12,233
         12/31/99               15,624                15,531
         12/31/00               15,048                13,330

                *Source: Lipper Inc.



        Comparison of change in value of $10,000 investment in Dreyfus Variable Investment Fund,
        Balanced Portfolio
        with the Standard & Poor's 500 Composite Stock Price Index, the Lehman Brothers Intermediate Government/Credit Bond Index and a Hybrid Index




        EXHIBIT A:


                              Dreyfus Variable    Standard & Poor's 500   Lehman Brothers
           PERIOD              Investment Fund,   Composite Stock         Intermediate Government   Hybrid Index
                              Balanced Portfolio    Price Index           Credit Bond Index

           5/1/97             10,000                  10,000               10,000                   10,000
          12/31/97            11,847                  12,255               10,674                   11,623
          12/31/98            14,494                  15,760               11,575                   14,009
          12/31/99            15,673                  19,074               11,620                   15,799
          12/31/00            15,206                  17,338               12,796                   15,576





        *Source: Lipper Inc.





        Comparison of change in value of $10,000 investment in Dreyfus Variable Investment Fund,
        Limited Term High Income Portfolio with the
        Merrill Lynch High Yield Master II Index and a Customized Limited Term High Yield Index

        EXHIBIT A:


                                                         Merrill Lynch           Customized
                      Dreyfus Variable Investment Fund,  High Yield              Limited Term
            PERIOD    Limited Term High Income Portfolio Master II Index*        High Yield Index*


           4/30/97              10,000                      10,000               10,000
           12/31/97             10,962                      11,084               10,799
           12/31/98             10,994                      11,412               11,303
           12/31/99             10,825                      11,698               11,894
           12/31/00             9,930                       11,099               11,763







        * Source: Bloomberg L.P.



_______________________

DECEMBER-- FOOTNOTE FOR GRAPH

DREYFUS VARIABLE INVESTMENT FUND, GROWTH AND INCOME PORTFOLIO (G108)


Past performance is not predictive of future performance.

The portfolio's performance does not reflect the deduction of additional charges and expenses imposed in connection with investing in variable insurance contracts which will reduce returns.

The above graph compares a $10,000 investment made in Dreyfus Variable Investment Fund, Growth and Income Portfolio on 5/2/94 (Inception Date) to a $10,000 investment made on that date in the Standard & Poor's 500 Composite Stock Price Index which is described below. For comparative purposes, the value of the Index on 4/30/94 is used as the beginning value on 5/2/94. All dividends and capital gain distributions are reinvested.

The portfolio's performance shown in the line graph takes into account all applicable fees and expenses of the portfolio. The Standard & Poor's 500 Composite Stock Price Index is a widely accepted, unmanaged index of U.S. stock market performance. The Index does not take into account charges, fees and other expenses. Further information relating to portfolio performance, including expense reimbursements, if applicable, is contained in the Financial Highlights section of the Prospectus and elsewhere in this report.


DECEMBER-- FOOTNOTE FOR GRAPH

DREYFUS VARIABLE INVESTMENT FUND, INTERNATIONAL EQUITY PORTFOLIO (G109)


Past performance is not predictive of future performance.

The portfolio's performance does not reflect the deduction of additional charges and expenses imposed in connection with investing in variable insurance contracts which will reduce returns.

The above graph compares a $10,000 investment made in Dreyfus Variable Investment Fund, International Equity Portfolio on 5/2/94 (Inception Date) to a $10,000 investment made in the Morgan Stanley Capital International Europe, Australasia, Far East (EAFE) Index on that date. All dividends and capital gain distributions are reinvested.

The portfolio's performance shown in the line graph takes into account all applicable fees and expenses of the portfolio. The Morgan Stanley Capital International Europe, Australasia, Far East (EAFE) Index is an unmanaged index composed of a sample of companies representative of the market structure of European and Pacific Basin countries and includes net dividends reinvested. The Index does not take into account charges, fees and other expenses. Further information relating to portfolio performance, including expense reimbursements, if applicable, is contained in the Financial Highlights section of the Prospectus and elsewhere in this report.


DECEMBER-- FOOTNOTE FOR GRAPH

DREYFUS VARIABLE INVESTMENT FUND, APPRECIATION PORTFOLIO (G112)


Past performance is not predictive of future performance.

The portfolio's performance does not reflect the deduction of additional charges and expenses imposed in connection with investing in variable insurance contracts which will reduce returns.

The above graph compares a $10,000 investment made in Dreyfus Variable Investment Fund, Appreciation Portfolio on 4/5/93 (Inception Date) to a $10,000 investment made in the Standard & Poor's 500 Composite Stock Price Index on that date. For comparative purposes, the value of the Index on 3/31/93 is used as the beginning value on 4/5/93. All dividends and capital gain distributions are reinvested.

The portfolio's performance shown in the line graph takes into account all applicable fees and expenses of the portfolio. The Standard & Poor's 500 Composite Stock Price Index is a widely accepted, unmanaged index of U.S. stock market performance, which does not take into account charges, fees and other expenses. Further information relating to portfolio performance, including expense reimbursements, if applicable, is contained in the Financial Highlights section of the Prospectus and elsewhere in this report.


Dreyfus Variable Investment Fund, Special Value Portfolio (G118)

Past performance is not predictive of future performance.

The portfolio's performance does not reflect the deduction of additional charges and expenses imposed in connection with investing in variable insurance contracts which will reduce returns.

The above graph compares a $10,000 investment made in Dreyfus Variable Investment Fund, Special Value Portfolio on 12/31/90 to a $10,000 investment made on that date in the Russell 1000 Value Index. All dividends and capital gain distributions are reinvested.

The portfolio's performance shown in the line graph takes into account all applicable fees and expenses of the portfolio. The Russell 1000 Value Index is an unmanaged index which measures the performance of those Russell 1000 companies with lower price-to-book ratios and lower forecasted growth values. The Index does not take into account charges, fees and other expenses. Further information relating to portfolio performance, including expense reimbursements, if applicable, is contained in the Financial Highlights section of the Prospectus and elsewhere in this report.



Dreyfus Variable Investment Fund, Quality Bond Portfolio (120)


Past performance is not predictive of future performance.

The portfolio's performance does not reflect the deduction of additional charges and expenses imposed in connection with investing in variable insurance contracts which will reduce returns.

The above graph compares a $10,000 investment made in Dreyfus Variable Investment Fund, Quality Bond Portfolio on 12/31/90 to a $10,000 investment made on that date in the Lehman Brothers Aggregate Bond Index. All dividends and capital gain distributions are reinvested.

The portfolio's performance shown in the line graph takes into account all applicable fees and expenses of the portfolio. The Lehman Brothers Aggregate Bond Index is a widely accepted, unmanaged index of corporate, U.S. government and U.S. government agency debt instruments, mortgage-backed securities and asset-backed securities. The index does not take into account charges, fees and other expenses. Further information relating to portfolio performance, including expense reimbursements, if applicable, is contained in the Financial Highlights section of the Prospectus and elsewhere in this report.


DECEMBER - FOOTNOTE FOR GRAPH

DREYFUS VARIABLE INVESTMENT FUND, SMALL CAP PORTFOLIO (G121)



Past performance is not predictive of future performance.

The portfolio's performance does not reflect the deduction of additional charges and expenses imposed in connection with investing in variable insurance contracts which will reduce returns.

The above graph compares a $10,000 investment made in Dreyfus Variable Investment Fund, Small Cap Portfolio on 12/31/90 to a $10,000 investment made in the Russell 2000 Index on that date. All dividends and capital gain distributions are reinvested.

The portfolio's performance shown in the line graph takes into account all applicable fees and expenses of the portfolio. The Russell 2000 Index is an unmanaged index and is composed of the 2,000 smallest companies in the Russell 3000 Index. The Russell 3000 Index is composed of 3,000 of the largest U.S. companies by market capitalization. The Index does not take into account charges, fees and other expenses. Further information relating to portfolio performance, including expense reimbursements, if applicable, is contained in the Financial Highlights section of the Prospectus and elsewhere in this report.


DREYFUS VARIABLE INVESTMENT FUND,
DISCIPLINED STOCK PORTFOLIO (G150)

Past performance is not predictive of future performance.

The portfolio's performance does not reflect the deduction of additional charges and expenses imposed in connection with investing in variable insurance contracts which will reduce returns.

The above graph compares a $10,000 investment made in Dreyfus Variable Investment Fund, Disciplined Stock Portfolio on 5/1/96 (Inception Date) to a $10,000 investment made in the Standard & Poor's 500 Composite Stock Price Index on that date. All dividends and capital gain distributions are reinvested.

The portfolio's performance shown in the line graph takes into account all applicable fees and expenses of the portfolio. The Standard & Poor's 500 Composite Stock Price Index is a widely accepted, unmanaged index of U.S. stock market performance, which does not take into account charges, fees and other expenses. Further information relating to portfolio performance, including expense reimbursements, if applicable, is contained in the Financial Highlights section of the Prospectus and elsewhere in this report.

DREYFUS VARIABLE INVESTMENT FUND,
SMALL COMPANY STOCK PORTFOLIO (G151)


Past performance is not predictive of future performance.

The portfolio's performance does not reflect the deduction of additional charges and expenses imposed in connection with investing in variable insurance contracts which will reduce returns.

The above graph compares a $10,000 investment made in Dreyfus Variable Investment Fund, Small Company Stock Portfolio on 5/1/96 (Inception Date) to a $10,000 investment made in the Russell 2500 Index on that date. All dividends and capital gain distributions are reinvested.

The portfolio's performance shown in the line graph takes into account all applicable fees and expenses of the portfolio. The Russell 2500 Index is an unmanaged index composed of the 2,500 smallest companies in the Russell 3000 Index. The Russell 3000 Index is composed of 3,000 of the largest U.S. companies by market capitalization. The Index does not take into account charges, fees and other expenses. Further information relating to portfolio performance, including expense reimbursements, if applicable, is contained in the Financial Highlights section of the Prospectus and elsewhere in this report.

DREYFUS VARIABLE INVESTMENT FUND,
INTERNATIONAL VALUE PORTFOLIO (G152)


Past performance is not predictive of future performance.

The portfolio's performance does not reflect the deduction of additional charges and expenses imposed in connection with investing in variable insurance contracts which will reduce returns.

The above graph compares a $10,000 investment made in Dreyfus Variable Investment Fund, International Value Portfolio on 5/1/96 (Inception Date) to a $10,000 investment made in the Morgan Stanley Capital International Europe, Australasia, Far East (EAFE) Index on that date. All dividends and capital gain distributions are reinvested.

The portfolio's performance shown in the line graph takes into account all applicable fees and expenses of the portfolio. The Morgan Stanley Capital International Europe, Australasia, Far East (EAFE) Index is an unmanaged index composed of a sample of companies representative of the market structure of European and Pacific Basin countries and includes net dividends reinvested. The Index does not take into account charges, fees and other expenses. Further information relating to portfolio performance, including expense reimbursements, if applicable, is contained in the Financial Highlights section of the Prospectus and elsewhere in this report.

         DREYFUS VARIABLE INVESTMENT FUND, BALANCED PORTFOLIO (G154)

                                 GRAPH FOOTNOTES


Past performance is not predictive of future performance.

The portfolio's performance does not reflect the deduction of additional charges and expenses imposed in connection with investing in variable insurance contracts which will reduce returns.

The above graph compares a $10,000 investment made in Dreyfus Variable Investment Fund, Balanced Portfolio on 5/1/97 (Inception Date) to a $10,000 investment made on that date in each of the Standard & Poor's 500 Composite Stock Price Index, the Lehman Brothers Intermediate Government/Credit Bond Index and a Hybrid Index, which are described below. All dividends and capital gain distributions are reinvested. The Hybrid Index is calculated on a year-to-year basis.

The portfolio's performance shown in the line graph takes into account all applicable fees and expenses of the portfolio. The Standard & Poor's 500 Composite Stock Price Index is a widely accepted, unmanaged index of U.S. stock market performance. The Lehman Brothers Intermediate Government/Credit Bond Index is a widely accepted, unmanaged index of Government and credit bond market performance composed of U.S. Government, Treasury and agency securities, fixed-income securities and nonconvertible investment-grade corporate debt, with an average maturity of 1-10 years. The Indices do not take into account charges, fees and other expenses. The Hybrid Index is composed of 60% Standard & Poor's 500 Composite Stock Price Index and 40% Lehman Brothers Intermediate Government/Credit Bond Index. Under normal circumstances, the portfolio's total assets are allocated approximately 60% to common stocks and 40% to bonds; however, the portfolio is permitted to invest up to 75%, and as little as 40%, of its total assets in common stocks and up to 60%, and as little as 25%, of its total assets in bonds, as deemed advisable by The Dreyfus Corporation. Further information relating to portfolio performance, including expense reimbursements, if applicable, is contained in the Financial Highlights section of the Prospectus and elsewhere in this report.

Dreyfus Variable Investment Fund, Limited Term High Income Portfolio (156)

Past performance is not predictive of future performance.

The portfolio's performance does not reflect the deduction of additional charges and expenses imposed in connection with investing in variable insurance contracts which will reduce returns.

The above graph compares a $10,000 investment made in Dreyfus Variable Investment Fund, Limited Term High Income Portfolio on 4/30/97 (Inception Date) to a $10,000 investment made on that date in two different indices: (1) the Merrill Lynch High Yield Master II and (2) the Customized Limited Term High Yield Index which has been constructed by The Dreyfus Corporation. All dividends and capital gain distributions are reinvested. The Customized Limited Term High Yield Index is calculated on a year-to-year basis.

The portfolio's performance shown in the line graph takes into account all applicable fees and expenses of the portfolio. The Merrill Lynch High Yield Master II Index is an unmanaged performance benchmark composed of U.S. domestic and Yankee bonds rated below investment grade with at least $100 million par amounts outstanding and greater than or equal to one year to maturity. The Customized Limited Term High Yield Index is composed of four sub-indices of the Merrill Lynch High Yield Master II Index. These sub-indices, blended and market weighted, are (i) BB-Rated 1-3 Years, (ii) B-Rated 1-3 Years, (iii) BB-Rated 3-5 Years, and (iv) B-Rated 3-5 Years. Unlike the Customized Limited Term High Yield Index, which is composed of bonds rated no lower than "B", the fund can invest in bonds with lower credit ratings than "B" and as low as "D".

Neither of the foregoing indices take into account charges, fees and other expenses. Further information relating to portfolio performance, including expense reimbursements, if applicable, is contained in the Financial Highlights section of the Prospectus and elsewhere in this report.